Exhibit 99.2

Regional Management Corp. Provides Business Update Related to COVID-19

Greenville, South Carolina – March 26, 2020 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today provided an update regarding the company’s response to the COVID-19 pandemic.

Our top priority is the health and well-being of our customers and our team members. To that end, we have taken numerous steps to support our customers and team members in a socially responsible way, as outlined below. Importantly, we have also taken steps to solidify our financial position and believe that we are prepared to respond as events develop.

Financially Sound – At this time, our primary operational focus is on servicing and collecting our existing portfolio. We remain confident in our business given our strong balance sheet and liquidity, the time-tested fundamentals of our income statement, the solid infrastructure that we have built (including our centralized collections capabilities) and our underwriting through custom risk models:

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Strong Balance Sheet – We have consistently operated with a conservative leverage ratio. As of December 31, 2019, we had a funded debt-to-equity ratio of 2.7x, with $302.8 million of shareholder equity ($293.3 million of tangible shareholder equity). With our December 31, 2019 allowance for credit losses of $62.2 million, we have $365.0 million of capacity to absorb losses while still maintaining positive shareholder equity. In addition, we will generate additional margin this year to absorb losses. Using our 2019 margin of $158.6 million (defined as total revenue of $355.7 million, less general and administrative expenses of $157.0 million and interest expense of $40.1 million), we anticipate that we have the ability to absorb losses of over 45% of our year-end 2019 finance receivables of $1.1 billion.

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Ample Liquidity – Our liquidity profile is strong because we proactively diversified our funding over the past few years in anticipation of a shift in the credit cycle. On March 20, 2020, we drew down $50 million on our senior revolving credit facility in order to maintain additional cash on hand. As of yesterday, the company has approximately $62 million of immediate availability to draw down cash from our revolving credit facilities, which are led by Wells Fargo, Credit Suisse, and Bank of America. As of yesterday, we had approximately $366 million of unused capacity on our various credit facilities, subject to the borrowing base, and therefore, we do not believe we will require access to the securitization market through 2021. In sum, we believe we have more than adequate capacity to support the fundamental operations of our business throughout the COVID-19 pandemic.

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New Business – We have temporarily suspended all direct marketing to acquire new customers, including direct mail and digital campaigns. Our efforts are focused on supporting our existing customers and providing them with additional loan proceeds, when justified by our underwriting, to assist them through any challenges they may encounter. We have also paused investment in new branches, non-critical hiring, and other spending until conditions begin to rebound.

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Underwriting – We are using our custom scorecards, as well as our legacy internal metrics and data, to appropriately tighten our lending criteria and to remain disciplined with respect to originations while supporting our borrowers.

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Business Continuity – Our branches have remained open during this time, adhering closely to the guidelines provided by the Centers for Disease Control. Our customers are able to renew their loans, subject to tightened underwriting requirements, and utilize multiple channels, including branches and online options, to continue making payments on their loans. Online payment options and our centralized collections capabilities are essential to serving our customers during this time. Certain of our team members, including our home office and field leadership, are currently able to work remotely as we employ our business continuity plans. We are currently expanding our capabilities for branch team members to work from home and to provide full origination capabilities remotely.

Customer-Centric – We have continued to provide support to our customers during this challenging time, and we remain committed to ensuring that our customers have access to affordable credit. As a financial services provider, we believe our operations are considered “essential services” under all state “shelter in place” mandates that have been issued to date in our operating footprint. Steps we have taken to support our customers include:

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Customer Communications – We are regularly communicating with our customers through multiple channels to update them on the status of branch operations, highlight the availability of various electronic payment options, and inform them of new credit programs that may be available to help them through this challenging period.

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Remote Servicing – Our online portal enables us to remotely accept electronic payments for all registered customers, and we have actively leveraged and communicated our toll-free telephone number where team members can provide service by phone.

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Borrower Assistance Programs – Though we have not yet seen deterioration in our credit metrics, we are putting in place numerous borrower assistance programs to help our customers during this period. We are well-positioned to responsibly implement these programs as the result of our experience deploying similar programs in the aftermath of numerous natural disasters over the years. We are also monitoring proposed and substantial government stimulus programs that, along with our assistance programs, should help dampen the impact on credit losses.

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Branch Servicing – We have implemented procedures to reduce customer contact to ensure both team member and customer well-being. At this time, loan closings occur by appointment only, and we have established additional protective protocols for payment processing, including the promotion of electronic payment options.

Team Member Focused – We have been proactive in supporting our team members, including:

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HR Policies – We temporarily modified many of our HR policies to accommodate unusual needs during this period, including for example, providing up to 14 days of additional paid leave for those team members who might be subject to quarantine. We have also provided additional paid leave hours to support our team members’ childcare and other personal needs. Finally, we have relaxed certain policies to provide greater flexibility around work schedules and to allow team members to take advantage of existing and newly awarded paid leave.

•	CDC Guidelines – We have communicated and reinforced CDC guidelines related to preventing the spread of COVID-19, such as encouraging social distancing and frequent handwashing.

•	Work from Home – We have implemented a work-from-home policy for our headquarters located in Greer, South Carolina in accordance with CDC and government guidance.

We will continue to serve our customers through this event, as well as proactively manage our balance sheet while ensuring that our team remains safe. We have been in business for 33 years and have endured through many challenging times. We are confident that we will successfully manage through this difficult time as we have managed through challenges in the past.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” in 366 branch locations across 11 states in the Southeastern, Southwestern, Mid-Atlantic, and Midwestern United States. Most of its loan products are secured, and each is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally-managed direct mail campaigns, digital partners, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; the impact of the recent outbreak of a novel coronavirus (COVID-19), including on Regional Management’s access to liquidity and the credit risk of Regional Management’s finance receivable portfolio; risks associated with Regional Management’s ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support its operations and initiatives; risks associated with Regional Management’s loan origination and servicing software system, including the risk of prolonged system outages; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including credit risk, repayment risk, and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks associated with the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; risks relating to Regional Management’s asset-backed securitization transactions; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; changes in accounting standards, rules, and interpretations, and the failure of related assumptions and estimates, including those associated with the implementation of current expected credit loss (CECL) accounting; the impact of changes in tax laws, guidance, and interpretations; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the Company’s financial results. Tangible equity is a non-GAAP measure that adjusts a GAAP measure to exclude intangible assets. Management uses this non-GAAP measure to evaluate and manage the Company’s capital and leverage position. The Company also believes that this non-GAAP measure is commonly used in the financial services industry and provides useful information to users of the Company’s financial statements in the evaluation of its capital and leverage position. This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following table provides a reconciliation of GAAP measures to non-GAAP measures.

4Q 19
Total stockholders’ equity	302,783
Less: Intangible assets	9,438

Tangible equity (non-GAAP)	$293,345